Exhibit 99.1 CEC Entertainment Takes Decisive Action to Strengthen Balance Sheet, Best Position Company for Long-Term Success Through Voluntary Chapter 11 Process Chuck E. Cheese and Peter Piper Pizza locations will continue to re-open in accordance with all CDC, federal, state and local guidelines All U.S. and international franchise partners and corporate entities outside the U.S. are not included in Chapter 11 process IRVING, Texas, June 24, 2020 -- CEC Entertainment, Inc. (“CEC” or the “Company”), a nationally recognized leader in family entertainment and dining, today announced that, in order to overcome the financial strain resulting from prolonged, COVID-19 related venue closures and position the Company for long-term success, CEC Entertainment and its domestic affiliates have filed for voluntary protection under Chapter 11 of the U.S. Bankruptcy Code. The Company expects to use the time and legal protections made available through the Chapter 11 process to continue discussions with financial stakeholders, as well as critical conversations with its landlords, to achieve a comprehensive balance sheet restructuring that supports its re-opening and longer-term strategic plans. CEC franchised locations operate under separate legal and financial structures and are not included in the Chapter 11 filings. As of June 24, 266 company-operated Chuck E Cheese and Peter Piper Pizza restaurant and arcade venues had safely re-opened, in accordance with all CDC, federal, state and local guidelines. Subject to ongoing negotiations with its landlords, the Company expects to maintain ongoing operations in these locations throughout the Chapter 11 process, providing dine-in, delivery and carry-out services, hosting birthday parties during dedicated hours, and supporting fundraisers and events in the coming weeks and months. The Company also plans to continue opening additional locations each week, steadily bringing more employees back to work. “The Chapter 11 process will allow us to strengthen our financial structure as we recover from what has undoubtedly been the most challenging event in our Company’s history and get back to the business of delivering memories, entertainment, and pizzas for another 40 years and beyond,” said David McKillips, CEC’s Chief Executive Officer. “I am incredibly proud of what the CEC team has achieved over the past year as we launched the All You Can Play value gaming platform, expanded our remodel program and found new ways to engage with families while our venues were closed. I’m confident in the strength of our team and our world-class brands and look forward to more fully implementing our strategic plan as we put these financial challenges behind us.” The Company has filed customary motions with the Bankruptcy Court intended to allow CEC to maintain operations in the ordinary course including, but not limited to, paying employees and continuing existing benefits programs, honoring guest gift cards, and upholding commitments under its franchising and licensing agreements. The motions are typical in the Chapter 11 process and CEC anticipates that they will be heard and approved in the first few days of the Chapter 11 cases. CEC’s Chapter 11 cases will be heard in the United States Bankruptcy Court for the Southern District of Texas. Additional information, including claims information, can be found at https://cases.primeclerk.com/cecentertainment or by contacting Prime Clerk, the Company’s noticing and claims agent, at (877) 930-4313 (for toll-free U.S. and Canada calls) and (347) 899-4582 (for tolled international calls), or by emailing cecentertainmentinfo@primeclerk.com. 1

Weil, Gotshal & Manges LLP is serving as legal counsel, PJT Partners is serving as financial advisor, FTI Consulting is serving as restructuring advisor, and Hilco Real Estate is serving as real estate consultant to CEC in connection with the Company’s Chapter 11 cases. Forward-Looking Statements This press release includes statements that may constitute “forward-looking statements” that are not historical facts, including statements about the beliefs, expectations, estimates, future plans , and strategies of CEC including, but not limited to, statements about the Chapter 11 cases and the Company’s ability to continue operating in the ordinary course while the Chapter 11 Cases are pending. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in CEC’s annual report on Form 10-K, as amended, for the year ended December 29, 2019, and subsequent reports filed with the Securities and Exchange Commission (the “SEC”), which are available on CEC’s website at https://cecentertainment.gcs-web.com/investor-overview and on the SEC website at www.sec.gov. Additional factors include, but are not limited to, those associated with the Chapter 11 cases of commenced on June 24, 2020. CEC undertakes no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law. About the Company CEC Entertainment, Inc. is a nationally recognized leader in family dining and entertainment with both its Chuck E. Cheese and Peter Piper Pizza restaurants. As the place where over half a million happy birthdays are celebrated every year, Chuck E. Cheese's goal is to create positive, lifelong memories for families through fun, food, and play and is the place Where A Kid Can Be A Kid®. Committed to providing a fun, safe environment, Chuck E. Cheese helps protect families through industry-leading programs such as Kid Check®. As a strong advocate for its local communities, Chuck E. Cheese has donated more than $16 million to schools through its fundraising programs and supports its national charity partner, Boys and Girls Clubs of America. Peter Piper Pizza features dining, entertainment and carryout with a neighborhood pizzeria feel and "pizza made fresh, families made happy" culture. Peter Piper Pizza takes pride in delivering quality food and fun that reconnects family and friends. With a bold design and contemporary layout, an open kitchen revealing much of their handcrafted food preparation, the latest technology and games, and beer and wine for adults, Peter Piper Pizza restaurants appeal to parents and kids alike. As of March 29, 2020, the Company and its franchisees operated a system of 612 Chuck E. Cheese and 122 Peter Piper Pizza venues, with locations in 47 states and 16 foreign countries and territories. For more information, visit chuckecheese.com and peterpiperpizza.com. For CEC Entertainment, Inc. Investors / Media FTI Consulting Angelo Thalassinos / Sarah Rosselet CEC_Communications@fticonsulting.com 2